Exhibit 99.1

VeriTeQ Corporation Appoints Michael Krawitz Chief Legal and Financial Officer

DELRAY BEACH, FL –February 5, 2014 – VeriTeQ Corporation (“VeriTeQ” or “Company”) (OTC Markets: VTEQ), a provider of implantable medical device identification and radiation dose measurement technologies, announced today that is has appointed Michael Krawitz its Chief Legal and Financial Officer. Mr. Krawitz is a skilled executive with extensive capital markets experience. The Company’s previous Chief Financial Officer, Lorraine Breece, will remain with the Company in a different capacity.

Mr. Krawitz was most recently the Chief Executive Officer of Pear Energy, a renewable energy company that finances renewable energy and energy efficiency projects. He has worked previously with VeriTeQ’s Chairman and CEO, Scott R. Silverman, most recently as a member of the Company's Board of Directors. Mr. Krawitz earned a bachelor of arts degree from Cornell University and a juris doctorate from Harvard Law School.

“Now that the commercial launch of our products is underway and we are becoming more active in the capital markets with a goal of a future up-listing, Michael’s public company and legal expertise will greatly benefit VeriTeQ,” said Silverman. “We are very fortunate that Michael will help deepen our executive team to help us execute our plan and develop our business.”

Krawitz stated, “VeriTeQ captured my interest with OneDose and related products that allow radiation oncologists to more accurately deliver radiation therapy. It’s a great example of what VeriTeQ does with all of its products — using technology to give doctors, nurses and patients more accurate information, leading to better treatment and fewer mistakes. I’m proud to be a part of that. From a business perspective, we believe our products result in better treatment and fewer mistakes, thereby reducing liability and offering a competitive advantage for hospitals and doctors. I am excited to work again with Scott and our team on this early opportunity to grow VeriTeQ and participate in its long-term success.”

About VeriTeQ

VeriTeQ develops innovative, proprietary RFID technologies for implantable medical device identification, and dosimeter technologies for use in radiation therapy treatment. VeriTeQ offers the world's first FDA cleared RFID microchip technology that can be used to identify implantable medical devices, in vivo, on demand, at the point of care. VeriTeQ's dosimeters provide patient safety mechanisms while measuring and recording the dose of radiation delivered to a patient in real time. For more information on VeriTeQ, please visit www.veriteqcorp.com.

Statements in this press release about our future expectations, including, without limitation, the likelihood that Michael’s public company and legal expertise will greatly benefit VeriTeQ; the likelihood that Michael will help deepen our executive team to help us execute our plan and develop our business; the likelihood that our products result in better treatment and fewer mistakes, thereby reducing liability and offering a competitive advantage for hospitals and doctors; constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. These risks and uncertainties include, without limitation, VeriTeQ’s ability to commercially launch its Q Inside Safety Technology and radiation dose measurement technologies; the Company’s ability to target the UDI sector and medical device manufacturers; VeriTeQ’s ability to raise capital; as well as other risks. Additional information about these and other factors may be described in VeriTeQ’s Forms 10-Q, filed on August 9, 2013 and November 14, 2013, and future filings with the Securities and Exchange Commission The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

VeriTeQ

Allison Tomek, 561-846-7003

atomek@veriteqcorp.com

Brendan Hopkins

RedChip Companies

1-800-RED-CHIP (733-2447) Ext 134

Bhopkins@redchip.com